EXHIBIT 10V

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 24, 2010 (the “Amendment Date”), is made by and between AUTOINFO, INC., a Delaware corporation (“Parent Company”) and its direct and indirect Subsidiaries, namely, SUNTECK TRANSPORT CO., INC. (“Sunteck”), ELEETS LOGISTICS, INC. (“ELEETS”), SUNTECK TRANSPORT CARRIERS, INC. (“STC”), SUNTECK GOVERNMENT LOGISTICS, INC. (“SGL”), SUNTECK TRANSPORT GROUP, INC., a Florida corporation (“STG”), RAILPORT SERVICES, INC., a Florida corporation (“RSI”) and AMERICAN SHIPPERS DISPATCH, INC. (“ASD”), all of which are Florida corporations (Parent Company, together with Sunteck, ELEETS, STC, SGL, RSI and ASD, herein called, collectively, the “Borrowers” and, individually, a “Borrower”), and REGIONS BANK (“Lender”), for the purpose of amending that certain Loan and Security Agreement, dated as of February 17, 2009, made between Borrowers and Lender (as amended hereby, the “Loan Agreement”), as an accommodation to Borrowers made at their request in reliance by Lender on the terms and conditions herein contained.

1.            Definitions, Etc.  Capitalized terms used in this Amendment, but not expressly defined herein, shall have the same meanings as given to such terms in the Loan Agreement.  Section references used in this Amendment shall mean Sections references in the Loan Agreement.

2.            Statement of Facts.  As of the Amendment Date, a certain Event of Default is known to have occurred and be continuing, namely, in respect of Section 8.2(b) (Funded Debt to EBITDA Ratio) of the Loan Agreement as the Fiscal Month ended December 31, 2009 (the foregoing herein called the “Known Default”).  Borrowers have requested that Lender waive the Known Default and make certain other accommodations to Borrowers, which Lender has agreed to do subject to the terms and conditions set forth herein below.

3.            Waivers and Suspension.  Lender hereby waives the Known Default but solely in regard to the specific time and matter described above and with the understanding that the foregoing is not intended, and shall not be construed, to imply that any waiver has been, or will be, granted as to any other Event of Default, whether present or future, and whether in regard to said Section 8.2(b)of the Loan Agreement or otherwise, except solely as expressly set forth hereinabove.

4.            Amendments.  The Loan Agreement shall be amended as follows:

4.1           Applicable Margin.  The definition of “Applicable Margin,” appearing in Section 1.2 of the Loan Agreement, shall be amended and restated to read in its entirety as follows:

“Applicable Margin” means (i) as to any Revolving Loan made as a LIR Loan, one and 50/100ths of one percent (1.50%) per annum and (ii) as to any Revolving Loan made as a Base Rate Loan, one and 50/100ths of one percent (1.50%) per annum; provided, however, that, notwithstanding the foregoing, effective beginning on March 1, 2010 the “Applicable Margin” shall be determined from time to time on each Determination Date (as defined below), by reference to the following pricing table:

	Funded Debt to EBITDA Ratio	Applicable Margin LIR Loans	Base Rate Loan
Level I	Greater than 6.00 to 1.00	2.00%	1.00%
Level II	Less than or equal to 6.00 to 1.00, but greater than 5.00 to 1.00	1.75%	.75%
Level III	Less than or equal to 5.00 to 1.00	1.50%	.50%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a monthly basis as of each Determination Date (as defined below), according to the performance of the Borrowers as measured by the Funded Debt to EBITDA Ratio as determined in the manner provided in Section 8.2(b) and reported in accordance with Section 6.6(d).  Except as otherwise provided in this paragraph, any increase or reduction in the Applicable Margin provided for herein shall be effective on each Determination Date.  Without limiting Lender’s rights to invoke the Default Rate, if (i) the financial statements and the compliance certificate of the Borrowers setting forth the Funded Debt to EBITDA Ratio are not received by Lender by the date required pursuant to Section 6.6(d) or (ii) an Event of Default occurs and Lender so elects, then, in each case, the Applicable Margin shall be at Level I until such time as such financial statements and compliance certificate are received and any Event of Default (whether resulting from a failure to timely deliver such financial statements or compliance certificate or otherwise) is waived in writing by Lender.  As used herein, “Determination Date” means the first day of the first calendar month after the date on which Borrower provides the monthly compliance certificate and financial statements under Section 6.6(d), for the Fiscal Month in question, beginning with the Fiscal Month ending January 31, 2010.  For avoidance of doubt, the Applicable margin as of March 1, 2010 is at Level I above.

In the event that any financial statement or certificate required by Section 6.6(c) is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Lender a correct certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined by reference to such certificate, and (iii) Borrower shall promptly pay Lender, on demand, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Lender in accordance with the terms hereof.

4.2           The definition of “Flat Rate” appearing in Section 1.2 of the Loan Agreement shall be amended and restated, in its entirety, to read as follows:

“Flat Rate” shall mean a simpler interest rate equal to three percent (3.0%) per annum; provided, however, that, effective on March 1, 2010, and continuing at all times thereafter, the Flat Rate shall be determined by Lender instead based upon the Funded Debt to EBITDA Ratio; that is, if the Funded Debt to EBITDA Ratio for the Fiscal Month then most recently ended as determined by Lender is greater than 6.00 to 1.00, then, the Flat Rate shall be three and 50/100ths of one percent (3.50%) per annum; if the Funded Debt to EBITDA Ratio for such Fiscal Month is less than or equal to 6.00 to 1.00 but greater than 5.00 to 1.00, then, the Flat Rate shall be three and 25/100ths of one percent (3.25%) per annum and if the Funded Bet to EBITDA Ratio is less than or equal to 3.00 to 1.00, then, the Flat Rate shall be three percent (3.0%) per annum.  For avoidance of doubt, the Flat Rate as of March 1, 2010, is three and 50/100ths of one percent (3.50%) per annum. The Flat Rate shall also be subject to review and adjustment by Lender from time to time in the same manner and to the same extent as provided in the definition of “Applicable Margin” for the periodic determination thereof.

4.3           Funded Debt to EBITDA Ratio.  Section 8.2(b) of the Loan Agreement shall be amended and restated in its entirety, to read as follows:

(b) Funded Debt to EBITDA Ratio.  The Funded Debt to EBITDA Ratio for each Fiscal Month, beginning with the Fiscal Month ending January 31, 2009 shall be not more than 5.00 to1; provided, however, that, notwithstanding the forgoing,  beginning with the Fiscal Month ending January 31, 2010, and continuing through the Fiscal Month ending December 31, 2010, the Funded Debt to EBITDA ratio for each Fiscal Month shall be not more than 7.50 to 1, and beginning with the Fiscal Month ending January 31, 2011 and continuing thereafter, the Funded Debt to EBITDA Ratio shall be not more than 6.00 to 1.

5.            Conditions Precedent.  Completion of the following to Lender’s satisfaction shall constitute express conditions precedent to the effectiveness of the amendments set forth in Section 4 above:  (i) Lender and Borrowers shall have executed and delivered this Amendment.

6.            Representations and Warranties.  In order to induce Lender to enter into this Amendment, Borrowers hereby represent and warrant to Lender as follows:

6.1           Legal Right.  Each Borrower has the full power, right and legal authority to execute, deliver and perform its obligations under this Amendment;

6.2           Authorization.  Each Borrower has taken all necessary corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment;

6.3           Enforceability.  This Amendment constitutes a legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally;

6.4           No Default.  Except for the Known Defaults, no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance by each Borrower of this Amendment;

6.5           No Offset.  No right of offset, no defense and no counterclaim exists in favor of either Borrower in regard to the payment and performance of the Obligations;

6.6           Representations.  The representations and warranties contained in the Loan Agreement and in each of the other Loan Documents to which each Borrower is a party remain true and complete on and as of the date hereof as though made on and as of the date hereof except for (i) changes which have occurred and which were not prohibited by the terms of the Loan Agreement or such other Loan Documents, (ii) to the extent that any such representation or warranty related to an earlier date, and (iii) as are affected by transactions specifically and expressly contemplated by the Loan Agreement.

7.             Reference to and Effect on the Documents.

7.1           Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Loan Agreement in the other Loan Documents other than the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

7.2           Except as specifically amended hereby, the Loan Agreement and all other Loan Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by Borrowers.  The amendments set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or conditions of the Loan Agreement, any other Loan Document, or any document delivered pursuant thereto, or (ii) prejudice any right or rights which Lender may now or in the future have in connection with the Loan Agreement or any other Loan Document, or (iii) constitute a novation of the Loan Agreement or any other Loan Document.

8.             Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the substantive laws of the State of Georgia, without regard for its conflict of laws principles.

9.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.           Successors.  This Amendment shall be binding upon the permitted successors and assigns of the parties hereto.

11.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

12.           Loan Document.  This Amendment constitutes a Loan Document under the Loan Agreement.

WITNESS the hands of Borrowers and Lender, as of the date first above written.

“BORROWERS”

AUTOINFO, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT CO., INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

ELEETS LOGISTICS, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT CARRIERS, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK GOVERMENT LOGISTICS, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT GROUP, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

RAILPORT SERVICES, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

AMERICAN SHIPPERS DISPATCH, INC.	[SEAL]

By:	/s/William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

Accepted in Atlanta, Georgia

“LENDER”

REGIONS BANK

By:	/s/David L. Coody

Name:	David L. Coody

Title:	Senior Vice President